UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 6, 2007

CASH TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State of Incorporation)

000-24569	95-4558331
(Commission File Number)	(I.R.S. Employer Identification No.)

1434 West 11th Street Los Angeles, California	90015
(Address of Principal Executive Offices)	(Zip Code)

(213) 745-2000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 1.01 ENTRY INTO A MATERIAL AGREEMENT

On June 6, 2007, Cash Technologies, Inc. (the “Company”) entered into a securities purchase agreement with an institutional investor for the sale to the investor $1,500,000 of the Company’s securities, comprised of (i) a $1,200,000 convertible debenture (convertible at a price of $1.05 per share), (ii) warrants to acquire 759,000 shares of the Company’s common stock (at an exercise price of $1.75 per share), and (iii) 375,000 shares of the Company’s capital stock. For a description of significant terms of the sale, and related transaction documents, see the discussion under Item 3.02, below, which is incorporated herein by reference.

ITEM 3.02 UNREGISTERED SALES OF SECURITIES.

Securities Purchase Agreement

On June 6, 2007, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with an accredited investor (the “Purchaser”) pursuant to which the Company sold to the Purchaser $1,500,000 of units comprising: (i) a 6% convertible debenture with an initial principal balance of $1,200,000 due June 30, 2010 and a conversion price of $1.05 per share (the “Debenture”), (ii) a five-year warrants to acquire up to 759,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) at an exercise price of $1.75 per share expiring December 6, 2012 (the “Warrant”), and (iii) 375,000 shares of the Common Stock (such shares of Common Stock, the “Transaction Shares,” and together with the Debenture and Warrant, the “Unit”). In addition to executing the foregoing agreements, the Company also entered into a registration rights agreement with the Purchaser (the “Registration Rights Agreement”, and together with the Purchase Agreement, Debenture, and Warrant, the “Transaction Agreements”). The sale of the Unit was completed immediately following the execution of the foregoing documents on June 6, 2007.

The Purchase Agreement authorizes additional closings with respect to the further sale of up to $1,500,000 of additional Units.

The Debenture

The Debenture issued pursuant to the Purchase Agreement will accrue interest on the aggregate unconverted and then outstanding principal amount of the Debenture at the rate of 6% per annum. Interest shall be payable quarterly in arrears on the first day of each January, April, July, and October, commencing on October 1, 2007. Interest is also payable on the following dates: (i) on each date the Purchaser opts to convert a Debenture into shares of Common Stock, such interest being payable as to the principal amount of Debenture being converted at such time, (ii) on the 20th trading day following the day on which the Company delivers written notice to the Purchaser in connection with a forced conversion of the Debenture, and (iii) on June 30, 2010, the maturity date of the Debenture.

Interest shall be payable, at the Company’s option, in cash or shares of the Company’s Common Stock valued at 90% of the lesser of (x) the average of the daily volume weighted average price (“VWAP”) of the Common Stock for the 5 consecutive trading days ending on the trading day that is immediately prior to the applicable interest payment date, and (y) the VWAP of the Common Stock for the 5 consecutive trading days ending on the trading day that is immediately prior to the applicable date the shares of Common Stock are issued, if such date is after the interest payment date.

The payment of interest in shares of Common Stock is subject to certain conditions existing during the 20 consecutive trading days immediately prior to the applicable interest payment date (and through the date such shares of Common Stock are issued to the Purchaser), including, among others the existence of an effective registration statement filed with the Securities and Exchange Commission (the “SEC”) pursuant to which the Purchaser may resell the shares issuable under the Purchase Agreement.

The Debenture is convertible into shares of the Company’s Common Stock at an initial conversion price of $1.05 per share (as adjusted, the “Conversion Price”). The initial Conversion Price is subject to adjustments in connection with (i) the Company’s issuance of additional shares of common stock, or securities convertible into or exercisable for additional shares of common stock, at a price lower than the then current Conversion Price, and (ii) future stock splits, reverse stock splits, mergers or reorganizations, and similar changes affecting common stockholders.

The Company may force the conversion of all or a portion of the outstanding principal amount of the Debenture if the VWAP of the Common Stock for each of 20 consecutive trading days exceeds $4.00 (subject to adjustments for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions affecting common stockholders).

The Debenture includes customary negative covenants, including covenants restricting the Company from incurring certain additional indebtedness, granting security interests or liens on its assets, and entering into any transaction involving the repurchase of shares of the Company’s Common Stock, except as permitted under the Transaction Agreements.

Warrant

At the Closing, the Company also issued to the Purchaser the Warrant to acquire shares of the Company’s Common Stock at an exercise price of $1.75 (as adjusted, the “Exercise Price”). The Warrant is exercisable commencing on December 6, 2007 and ending on December 6, 2012. The initial Exercise Price is subject to adjustments in connection with (i) the Company’s issuance of securities to acquire additional shares of common stock at a price lower than the then effective Exercise Price (but not below $0.98 per share unless the stockholders of the Company have approved this financing transaction) and (ii) future stock splits, reverse stock splits, mergers or reorganizations, and similar changes affecting common stockholders.

In addition, the Company may call for cancellation of all or a portion of the unexercised Warrant for consideration equal to $0.001 per share of Common Stock, subject to the following conditions: if (i) the VWAP of the Common Stock for each of 20 consecutive trading days exceeds 250% of the then current Exercise Price, and (ii) the average daily volume for such 20 consecutive trading day period exceeds 30,000 shares (subject to certain adjustments) of Common Stock per trading day.

Beneficial Ownership Limitation

The Debenture and the Warrant issued to the Purchaser contain beneficial ownership limitations, which preclude the Purchaser from converting its Debenture or from exercising its Warrant if, as a result of such conversion or exercise, the Purchaser would own beneficially more than 4.99% of the Company’s outstanding common stock. The beneficial ownership limitation provisions may be waived by the Purchaser, at the election of the Purchaser, upon not less than 61 days’ prior notice to the Company, to change the beneficial ownership limitation to 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of the Debenture and/or Warrant.

Registration Rights

The Company and the Purchaser also executed the Registration Rights Agreement pursuant to which the Company agreed to prepare and file, on or before 60 days from the date of the Closing, a registration statement with the SEC covering the resale of all of the shares of Common Stock issued or issuable pursuant to the Purchase Agreement. The Company is required to have such registration statement declared effective by the SEC on the 120th day from the date of the Closing (if the registration statement is not reviewed by the SEC) or by the 150th day from the Purchase Agreement Effective Date (if the registration statement is reviewed by the SEC), or be subject to the payment of specified liquidated damages to Purchaser. The Company may also be required, under certain circumstances, to pay the Purchaser specified liquidated damages if it is unable to maintain the effectiveness of the registration statement.

Other

The Debenture, Warrant and the shares of Common Stock issued to Purchaser under the Purchase Agreement were not registered under the Act and were issued and sold in reliance upon the exemption from registration contained in Section 4(2) of the Act and Regulation D promulgated thereunder. The Debenture, Warrant and the shares of Common Stock, as well as the shares underlying the Debenture and the Warrant, may not be reoffered or sold in the United States by the holders in the absence of an effective registration statement, or valid exemption from the registration requirements, under the Act.

Copies of the Purchase Agreement, the form of the Debenture, the form of the Warrant, and the Registration Rights Agreement are filed as exhibits to this Current Report on Form 8-K. The summary of these agreements set forth above is qualified by reference to such exhibits.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated June 6, 2007, by and among Cash Technologies, Inc. and the Purchaser named therein

10.2	Form of 6% Convertible Debenture

10.3	Form of Warrant

10.4	Registration Rights Agreement dated June 6, 2007, by and among Cash Technologies, Inc. and the Purchaser named therein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CASH TECHNOLOGIES, INC.

Date: June 6, 2007	By:	/s/ BRUCE KORMAN
Bruce Korman, Chief Executive Officer